                                                                    Exhibit 4.11

================================================================================

                         MORTGAGE, ASSIGNMENT OF LEASES,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY

                        REPUBLIC ENGINEERED PRODUCTS LLC
                                    Mortgagor

                                       TO

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   Mortgagee;

                Securing Principal Indebtedness of: $80,000,000;

                            Relating to Premises in:

                               STARK COUNTY, OHIO


                          Dated as of: August 16, 2002


================================================================================

                                After recording,
                                please return to:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                          Attention: Stephen Kuhn, Esq.

                                TABLE OF CONTENTS

ARTICLE I     WARRANTIES, REPRESENTATIONS AND COVENANTS OF MORTGAGOR ....................................   6

SECTION 1.1.  Payment and Performance ...................................................................   6
SECTION 1.2.  Authority and Validity ....................................................................   6
SECTION 1.3.  Good Title ................................................................................   6
SECTION 1.4.  Recording Documentation To Assure Security Interest; Fees and Expenses ....................   7
SECTION 1.5.  Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law
              and Insurance Requirements ................................................................   8
SECTION 1.6.  Certain Tax Law Changes ...................................................................  10
SECTION 1.7.  Required Insurance Policies ...............................................................  10
SECTION 1.8.  Failure To Perform Covenants and To Make Certain Payments .................................  13
SECTION 1.9.  Inspection ................................................................................  13
SECTION 1.10. Mortgagor To Maintain Improvements ........................................................  13
SECTION 1.11. Mortgagor's Obligations with Respect to Leases ............................................  14
SECTION 1.12. Transfer Restrictions .....................................................................  16
SECTION 1.13. Destruction; Condemnation .................................................................  17
SECTION 1.14. Alterations ...............................................................................  17
SECTION 1.15. Compliance with Applicable Laws and Regulations ...........................................  18
SECTION 1.16. Asbestos ..................................................................................  20
SECTION 1.17. Books and Records; Reports ................................................................  21
SECTION 1.18. No Claims Against Mortgagee ...............................................................  21
SECTION 1.19. Utility Services ..........................................................................  21

ARTICLE II    ASSIGNMENT OF RENTS; SECURITY AGREEMENT ...................................................  22
SECTION 2.1.  Assignment of Leases, Rents, Issues and Profits ...........................................  22
SECTION 2.2.  Security Interest in Personal Property ....................................................  24

ARTICLE III   EVENTS OF DEFAULT AND REMEDIES ............................................................  24
SECTION 3.1.  Remedies in Case of an Occurrence of an Event of Default ..................................  24
SECTION 3.2.  Sale of Mortgaged Property If Event of Default Occurs; Proceeds of
              Sale ......................................................................................  26
SECTION 3.3.  Additional Remedies in Case of an Event of Default ........................................  27
SECTION 3.4.  Legal Proceedings After an Event of Default ...............................................  28
SECTION 3.5.  Remedies Not Exclusive ....................................................................  28

ARTICLE IV    CERTAIN DEFINITIONS .......................................................................  29

ARTICLE V     MISCELLANEOUS .............................................................................  30
SECTION 5.1.  Severability ..............................................................................  30
SECTION 5.2.  Notices ...................................................................................  30
SECTION 5.3.  Covenants To Run with the Land ............................................................  30
SECTION 5.4.  Captions; Gender and Number ...............................................................  31
SECTION 5.5.  Limitation on Interest Payable ............................................................  31
SECTION 5.6.  Indemnification; Reimbursement ............................................................  31
SECTION 5.7.  Choice of Law .............................................................................  32

SECTION 5.8.  Changes in Writing ........................................................................  32
SECTION 5.9.  No Merger .................................................................................  32
SECTION 5.10. Concerning Mortgagee. .....................................................................  32
SECTION 5.11. Mortgagee's Right To Sever Indebtedness. ..................................................  33
SECTION 5.12. Waiver of Stay. ...........................................................................  34
SECTION 5.13. No Credit for Payment of Taxes or Impositions .............................................  34
SECTION 5.14. Stamp and Other Taxes .....................................................................  34
SECTION 5.15. Estoppel Certificates .....................................................................  34
SECTION 5.16. Additional Security .......................................................................  35
SECTION 5.17. Release ...................................................................................  35
SECTION 5.18. Expenses of Collection ....................................................................  35
SECTION 5.19. Business Days .............................................................................  35

                         MORTGAGE, ASSIGNMENT OF LEASES,
                      SECURITY AGREEMENT AND FIXTURE FILING

          MORTGAGE, ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING ("Mortgage"), dated as of August 16, 2002 made by REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company having an office at 3770 Embassy Parkway, Akron, Ohio 44333, as mortgagor, assignor and debtor (together with any successors or assigns, "Mortgagor"), in favor of LASALLE BANK NATIONAL ASSOCIATION, a national banking association having an office at 135 S. LaSalle, Suite 1960, Chicago, Illinois 60603, as trustee and collateral agent pursuant to the Indenture (as hereinafter defined), as mortgagee, assignee and secured party (in such capacity and together with any successors or assigns in such capacity, "Mortgagee").


                                R E C I T A L S :

          1. Mortgagor is the owner of the land described in Schedule A annexed hereto and made a part hereof and all the improvements situated thereon.

          2. Republic Engineered Products LLC ("Republic Engineered") and Blue Steel Capital Corp. ("Blue Steel," together with Republic Engineered, the "Issuers"), Mortgagor, Mortgagee and certain other affiliates of the Issuers have, in connection with the execution and delivery of this Mortgage, entered into a certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"; capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Indenture), dated as of the date hereof, pursuant to which the Issuers are issuing their 10% senior secured notes due 2009 (the "Notes") in the aggregate principal amount of $80,000,000.00.

          3. This Mortgage is given by Mortgagor in favor of Mortgagee to secure the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), of (i) all obligations of the Issuers now or hereafter existing under or in respect of the Indenture and the Notes (including, without limitation, the obligations of the Issuers to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, premiums, indemnities and other amounts due or to become due under or in connection with the Indenture and the Notes and (ii) without duplication of the amounts described in clause (i), all obligations, indebtedness and liabilities of Mortgagor pursuant to the terms of this Mortgage, in each case whether now existing or hereafter arising, and whether in the regular course of business or otherwise (collectively, the "Secured Obligations"). The final maturity date of the Secured Obligations is August 16, 2009.

          4. On April 2, 2001, Republic Technologies International ("RTI") and certain of its subsidiaries commenced cases in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "Bankruptcy Court"), under Chapter 11 of the

Bankruptcy Code. On the date hereof, Republic Engineered is acquiring a substantial portion of the assets of RTI and its subsidiaries pursuant to the following:

               (i) an Asset Purchase Agreement, dated June 7, 2002 (as amended, supplemented or otherwise modified from time to time, the "RTI Asset Purchase Agreement"), among RTI and certain of its subsidiaries, and Republic Engineered; and

               (ii) an order of the Bankruptcy Court, dated July 23, 2002 (the "Sale Order"), entitled "Amended Order Superseding Order (A) Approving Sale of Certain Assets Free and Clear Of Liens And Stamp or Transfer Taxes Pursuant to Bankruptcy Code Sections 363(f) and 1146(c), (B) Approving Assumption and Assignment of Executory Contracts and Unexpired Leases Subject to the Sale Pursuant to Bankruptcy Code Section 364 and, (C) Approving Settlement Agreement with USWA, and (D) Waiving the Requirements of Local Bankruptcy Rule 9013-1(a) and the Ten Day Stay Period Provided by Bankruptcy Rule 6004(g), to which is attached and made a part thereof the Stipulation Settling Disputes between Republic Technologies International, LLC, RT Acquisition LLC, Fleet Capital Corporation, as Agent, and the Majority Noteholders of Senior Secured 13-3/4% Notes (the "RTI Notes"), dated July 11, 2002 (the "Stipulation").

          Pursuant to the Sale Order, and in exchange for the issuance of the Notes, all Liens on the property and assets to be purchased pursuant to the RTI Asset Purchase Agreement and the Sale Order which constitutes Collateral securing the RTI Notes ("Specified Noteholder Collateral") that is subject to the jurisdiction of the Bankruptcy Court are to be released at the time of the purchase and the Notes will replace the RTI Notes and are to be secured by a first lien on the Specified Noteholder Collateral which includes the Mortgaged Property as defined hereinbelow, certain personal property collateral and the equity interests in Republic Engineered and its Subsidiaries, all of which Collateral (other than the equity interests in the Republic Engineered) was part of the collateral securing the RTI Notes prior to the acquisition contemplated by the RTI Asset Purchase Agreement and the Sale Order.

          Mortgagor has duly authorized the execution and delivery of this Mortgage and the other Security Documents pursuant to which Mortgagor, Parent and certain Subsidiaries, as applicable, are granting the aforementioned new Liens in favor of the Trustee and/or the Collateral Agent, as the case may be, in the Specified Noteholder Collateral.

          The rights, claims and interests of the RTI Notes, the holders thereof and the relevant Indenture Trustee as to the collateral of the RTI Notes that are not being purchased by Republic Engineered as purchaser pursuant to the RTI Asset Purchase Agreement and Sale Order shall not be subject to this Mortgage in any respect and the rights of the holders of the RTI Notes and the Indenture Trustee are preserved and are not adversely affected hereby.

          This Mortgage is meant to supercede any mortgage instrument, deed of trust, assignment of leases, security agreement or fixture filing relating to the same assets.

                         G R A N T I N G  C L A U S E S :

          For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby grants, mortgages, bargains, sells, assigns and conveys to Mortgagee and hereby grants to Mortgagee a security interest in and mortgage lien upon, all Mortgagor's right, title and interest in and to the following property whether now owned or held or hereafter acquired (collectively, the "Mortgaged Property"):

          A. Any and all present estates or interests of Mortgagor in the land described in Schedule A annexed hereto, together with all Mortgagor's reversionary rights in and to any and all lots, parcels, alterations, partitions, easements, rights-of-way, sidewalks, strips and gores of land, drives, roads, curbs, streets, lanes, ways, alleys, passages, passageways, sewer rights, waters, woods, watercourses, water rights, mineral, gas and oil rights, power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto (collectively, the "Land");

          B. Any and all estates or interests of Mortgagor in the buildings, structures and other improvements and any and all Alterations (as hereinafter defined) now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, the "Improvements"; together with the Land, the "Premises");

          C. Any and all interests of Mortgagor in all permits, licenses, franchises, certificates, consents, approvals and authorizations, however characterized, issued or in any way furnished in connection with the Premises, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits, or licenses and certificates of operation; provided, however, that Mortgaged Property shall not include any items of property described in this Granting Clause C to the extent that Mortgagor is expressly prohibited from granting a Lien thereon or applicable law provides for the involuntary forfeiture of the property in the event that a Lien is granted thereon without the consent of the appropriate Person, governmental authority, agency or instrumentality; provided, further, that in the event of the termination or elimination of any prohibition or requirement for any consent contained in any law, rule, regulation, license, franchise, certificate, consent, approval, authorization or other document, or upon the granting of any consent, the items of property so excluded from the definition of Mortgaged Property by virtue of the immediately preceding proviso shall (without any act or delivery by any Person) constitute Mortgaged Property hereunder;

          D. Any and all interest of Mortgagor in all "equipment", as such term is defined in Section 9-102(a)(33) of the Uniform Commercial Code (as in effect in the state in which the Premises are located, the "UCC"), located at the Premises, whether or not affixed to the Premises and whether now owned or hereafter acquired, and shall specifically include, without limitation, (i) goods which would be considered a "fixture" under Section 9-102(a)(41) of the UCC or otherwise would be considered a "fixture" or a part of the Premises under applicable law, except for Real Estate Fixtures, (ii) all machinery, facilities, installations, apparatus, equipment, office machinery, electronic data processing equipment, computers and computer hardware and software including, without limitation, software embedded in the equipment (whether owned or licensed), all indoor or outdoor furniture, tools, materials, automotive equipment, motor vehicles, manufacturing, storage and handling equipment, overhead cranes, cutting and bending machines and other equipment for the fabrication of steel bars, rods and wire products, furnaces, electric arc furnaces, ladle arc furnaces, billet mills, reheat furnaces, rolling mills, conveyors, coilers, cooling beds and all other equipment of any kind or nature and owned by Mortgagor or in which Mortgagor may have any interest (but only to the extent of such interest), (iii) all modifications, renewals, improvements, alterations, repairs, substitutions, attachments, additions, accessions and other property now or hereafter affixed thereto or used in connection therewith and (iv) all replacements and all parts therefor (collectively, the "Equipment");

          E. Any and all interest of Mortgagor in all "equipment", as such term is defined in Section 9-102(a)(33) of the UCC and whether now owned or hereafter acquired, which is (i) affixed to the Premises, (ii) considered a fixture or a part of the Premises under applicable law and (iii) integral to the occupancy or customarily used by occupants in connection with the occupancy of the Land or the operation of the Improvements thereon as such, as opposed to manufacturing or other business operations conducted therein or therefrom and, in any event, shall include, without limitation, all switchboards, utility systems, sprinkler and alarm systems or other fire prevention or extinguishing apparatus and materials, HVAC equipment, boilers, oil boilers, telecommunications equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, pollution abatement or control, elevators, window cleaning, maintenance or other systems or equipment, appliances or supplies, all heating apparatus, generators, plumbing, lighting and gas fixtures, laundry, ventilating and air conditioning equipment, all awnings, blinds, screens, storm sash, pumping equipment, electrical equipment, including transformers, radiators and piping, coal stokers, plumbing and bathroom fixtures, wash-tubs, sinks, stoves, ranges, window shades, motors, generators, dynamos, kitchen cabinets, incinerators, plants and shrubbery and all other articles used or useful in connection with the use, operation, maintenance or repair of any part of the Premises, together with any and all modifications, renewals, improvements, alterations, repairs, substitutions, attachments, additions, accessions and other property now or hereafter affixed thereto or used in connection therewith, all replacements and all parts therefor, and all substitutes for any of the foregoing (collectively, the "Real Estate Fixtures");

          F. All Mortgagor's right, title and interest, as landlord, franchisor, licensor or grantor, in all leases and subleases of space, tenancies, lettings, franchise agreements, licenses, occupancy or concession agreements, all books and records which contain payments under the leases, contracts and other agreements, written or otherwise, now existing or hereafter entered into relating in any manner to the Premises, the Equipment or the Real Estate Fixtures and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a "Lease"), whether now in effect or hereafter coming into effect including, without limitation, all rents, additional rents, rental income, receipts, management fees payable by tenants, cash, guarantees, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, issues, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits, claims for damages and awards, now due or hereafter to become due, with respect to any Lease (collectively, the "Rents");

          G. All general intangibles and contract rights relating to the Premises, the Equipment or the Real Estate Fixtures and all reserves, deferred payments, deposits, refunds and claims of every kind or character relating thereto (collectively, the "Contract Rights");

          H. All surveys, title insurance policies, drawings, plans, specifications, construction contracts, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Premises, the Equipment or the Real Estate Fixtures or the construction of any Alteration or the maintenance of any Permit (as hereinafter defined);

          I. All the estate, right, title, interest, claim, and demand whatsoever, of Mortgagor, in law, equity, or otherwise howsoever, of, in, and to the same and every part of the foregoing; and

          J. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance (and any unearned premiums thereon), condemnation or eminent domain, judgment or other awards or payments with respect thereto or settlement in lieu thereof (including, without limitation, any Net Proceeds or Net Award (each as hereinafter defined)), including, without limitation, interest thereon (collectively, "Proceeds").

          TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and Mortgagee's successors and assigns forever, for the purpose of securing the payment and performance of the Secured Obligations.

                               C O V E N A N T S :

          Mortgagor warrants, represents and covenants to and for the benefit of Mortgagee as follows:

                                    ARTICLE I

                         WARRANTIES, REPRESENTATIONS AND
                             COVENANTS OF MORTGAGOR

          SECTION 1.1. Payment and Performance. Mortgagor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by Mortgagor in respect of the Secured Obligations and shall perform, at or prior to the time such performance shall be due, all other obligations of Mortgagor which constitute Secured Obligations.

          SECTION 1.2. Authority and Validity. Mortgagor represents, warrants and covenants that (i) Mortgagor is duly authorized to execute and deliver this Mortgage, the Notes, the Indenture and the other documents evidencing or securing the Secured Obligations (this Mortgage, the Notes, the Indenture and such other documents, collectively, the "Indenture Documents"), and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained,
(ii) this Mortgage and the other Indenture Documents are valid, binding and enforceable obligations of Mortgagor, except as the enforceability of such obligations may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) Mortgagor has the requisite organizational power and lawful authority to execute and deliver this Mortgage and the other Indenture Documents and to mortgage and grant a security interest in the Mortgaged Property as contemplated herein.

          SECTION 1.3. Good Title.

               1.3.1 Mortgagor represents, warrants and covenants that (i) Mortgagor has (a) good and legal title to the Premises, (b) valid leasehold interest to the landlord's interest and estate under or in respect of the Leases, and (c) good title to the interest it purports to own in and to each of the Permits, the Equipment, the Real Estate Fixtures and the Contract Rights, in each case subject to no Lien (as that term is defined in the Indenture), except for those Liens identified on Schedule B annexed hereto (collectively, "Prior Liens") and the Permitted Collateral Liens (as that term is defined in the Indenture), (ii) Mortgagor will keep in effect all material rights and appurtenances to or that constitute a part of the Mortgaged Property which are necessary for the conduct of Mortgagor's business at the Mortgaged Property,
(iii) Mortgagor will protect, preserve and defend its interest in the Mortgaged Property and title thereto, (iv) Mortgagor will comply in all material respects with each of the terms, conditions and provisions of any obligation of Mortgagor which is secured by the Mortgaged Property or the noncompliance with which could reasonably be expected to result in the imposition of a Lien on the Mortgaged Property, (v) Mortgagor will appear and defend the Lien and security interests created and evidenced hereby and the validity and priority of this Mortgage in any action or proceeding affecting or purporting to affect the Mortgaged Property or any of the rights of Mortgagee hereunder, (vi) this Mortgage creates and constitutes a valid and enforceable Lien on the Mortgaged Property, except as the enforceability of such obligations may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and, to the extent any of the Mortgaged Property shall consist of personalty, a security interest in the Mortgaged Property, which Lien and security interest are and will be subject only to (a) Prior Liens (but not to extensions or replacements of Prior Liens) and (b) Permitted Collateral Liens, (vii) there has been issued and remain in effect (or applied for, as applicable) each and every certificate of occupancy or use or other material Permit currently required for the existing use and occupancy by Mortgagor and its tenants of the Premises and
(viii) the Premises comply in all material respects with all local zoning, land use, setback or other development and use requirements of Governmental Authorities (as hereinafter defined), except in the case of clause (vii) where the failure to obtain such Permit and in the case of clause (viii) where the failure to comply, could not reasonably be expected to have a Material Adverse Effect. For purposes of this Mortgage, Material Adverse Effect shall mean, as applicable: (i) material adverse effect in respect of all Real Property of Mortgagor which serves as Collateral under the Indenture, and (ii) material adverse effect in respect of the Mortgaged Property.

               1.3.2 Mortgagor, immediately upon obtaining knowledge or receiving notice, as the case may be, of the pendency of any proceedings for the eviction of Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning Mortgagor's title to the Mortgaged Property as warranted in this Mortgage, or of any condition that might reasonably be expected to give rise to any such proceeding, shall notify Mortgagee in writing thereof. Mortgagee may participate in such proceedings, and Mortgagor shall deliver or cause to be delivered to Mortgagee all instruments reasonably requested by Mortgagee to permit such participation. In any such proceedings Mortgagee may be represented by counsel reasonably satisfactory to Mortgagee and the reasonable fees and disbursements of such counsel shall be at the expense of Mortgagor. If, upon the resolution of such proceedings, Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable to Mortgagor in connection therewith, such proceeds are hereby assigned to and shall be paid to Mortgagee to be applied in the same manner as is applicable to proceeds of Asset Sales pursuant to Section 4.13 of the Indenture.

               1.3.3 Mortgagor represents and warrants that upon and after any release from the lien of this Mortgage of any Released Mortgaged Property (as each such term is defined in the Indenture) in accordance with Section 11.3(b) of the Indenture (i) Mortgagor shall have in effect all material rights and appurtenances that constitute a part of the Mortgaged Property which are necessary for the conduct of Mortgagor's business at the Mortgaged Property including, without limitation, any such rights and appurtenances derived from, in part or whole, any property to be released and (ii) the Premises will comply in all material respects with all local zoning, land use, setback or other development and use requirements of Governmental Authorities.

          SECTION 1.4. Recording Documentation To Assure Security Interest; Fees and Expenses.

               1.4.1 Mortgagor shall, forthwith after the execution and delivery of this Mortgage and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien of this Mortgage to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of Mortgagee therein. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgement thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

               1.4.2 Mortgagor shall, at the sole cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances as Mortgagee shall from time to time reasonably request to assure, perfect, convey, assign, mortgage, transfer and confirm unto Mortgagee the property and rights hereby conveyed or assigned, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee or which may facilitate the performance of the terms of this Mortgage or the filing, registering or recording of this Mortgage. In the event Mortgagor shall fail to execute any instrument required to be executed by Mortgagor under this subsection 1.4.2 and if such failure shall constitute an Event of Default, Mortgagee may execute the same as the attorney-in-fact for Mortgagor, such power of attorney being coupled with an interest and irrevocable.

          SECTION 1.5. Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements.

               1.5.1 Unless contested in accordance with the provisions of subsection 1.5.5 hereof, Mortgagor shall pay and discharge or cause to be paid and discharged, from time to time before the same shall become delinquent, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges, and all other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property, including, without limitation, those arising in respect of the occupancy, use or possession thereof. Except to the extent contemplated in Section 1.6 hereof, this subsection 1.5.1 shall not obligate Mortgagor to pay and discharge any charges imposed upon Mortgagee in respect of franchise, income or other similar taxes.

               1.5.2 Upon the occurrence and during the continuance of an Event of Default, at the written request of Mortgagee, Mortgagor shall deposit with Mortgagee, on the first day of each month, an amount reasonably estimated by Mortgagor to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by Mortgagor under subsection 1.5.1 and amounts reasonably estimated by Mortgagor to be necessary to maintain the insurance coverages contemplated in Section 1.7. Such amounts shall be held by Mortgagee without interest to Mortgagor and applied to the payment of each obligation in respect of which such amounts were deposited, in such order or priority as Mortgagee shall determine, on or before the date on which such obligation would become delinquent. If at any time the amounts so deposited by Mortgagor shall, in Mortgagee's reasonable judgment, be insufficient (when added to the installments anticipated to be paid thereafter) to discharge any of such obligations when due, Mortgagor shall, within five (5) Business Days after demand, deposit with Mortgagee such additional amounts as may be requested by Mortgagee. Nothing contained in this Section 1.5 shall affect any right or remedy of Mortgagee under any provision of this Mortgage or of any statute or rule of law to pay any such amount from its own funds and to add the amount so paid, together with interest at a rate ("Default Rate") per annum equal to the highest rate then payable under the Notes to the other amounts outstanding in respect of the Secured Obligations or relieve Mortgagor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Mortgagor under subsection 1.5.1. Mortgagor hereby grants to Mortgagee a security interest in all sums held pursuant to this subsection 1.5.2 to secure payment and performance of the Secured Obligations. During the continuance of an Event of Default, Mortgagee may apply all or any part of the sums held pursuant to this subsection 1.5.2 to payment and performance of the Secured Obligations in accordance with Section 6.10 of the Indenture.

               1.5.3 Unless contested in accordance with the provisions of subsection 1.5.5, Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, employees, suppliers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, or not bonded, would be likely to result in the creation of a Lien on the Mortgaged Property or any part thereof or the Rents arising therefrom, or which would be likely to result in forfeiture of all or any part of the Mortgaged Property.

               1.5.4 Mortgagor shall maintain, or cause to be maintained, in full force and effect, all material permits, certificates, authorizations, consents, approvals, licenses, franchises or other instruments now or hereafter required to be maintained by any federal, state, municipal or local government or quasi-governmental agency or authority (each of the foregoing, a "Governmental Authority") to operate or use and occupy the Premises, the Real Estate Fixtures and the Equipment for their intended uses (collectively, the "Permits"; each, a "Permit"), except where the failure to maintain or cause to be maintained would not have a Material Adverse Effect. Mortgagor represents that none of the Permits will be subject to cancellation, forfeiture or any limitation on the scope thereof solely by virtue of the execution of this Mortgage or the foreclosure of the Lien hereof. Unless contested in accordance with the provisions of subsection 1.5.5, Mortgagor shall comply promptly with, or cause prompt compliance in all material respects with, (i) all requirements set forth in the Permits and (ii) all requirements of any law, ordinance, rule, regulation or similar statute or case law (collectively, "Legal Requirements") of any Governmental Authority applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, except where the failure to comply would not have a Material Adverse Effect. Mortgagor shall not initiate or consent to any change in the zoning, subdivision or any other use classification of the Land, if such action would be likely to diminish the value of the Mortgaged Property or impair Mortgagee's rights or benefits hereunder, without the prior written consent of Mortgagee.

               1.5.5 Mortgagor may at its own expense contest the amount or applicability of any of the obligations described in subsections 1.5.1, 1.5.3 and 1.5.4 by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that in connection with such contest, Mortgagor shall have made provision for the payment or performance of such contested obligation on Mortgagor's books if and to the extent required by generally accepted accounting principles, or shall have deposited with Mortgagee a sum sufficient to pay and discharge such obligation and Mortgagee's reasonable estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection 1.5.5, (i) no contest of any such obligations may be pursued by Mortgagor if such contest would expose Mortgagee or any holder of Notes to any possible criminal liability or, unless Mortgagor shall have furnished an Additional Undertaking (as hereinafter defined) therefor reasonably satisfactory to Mortgagee, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by Mortgagor pursuant to this subsection 1.5.5 shall become necessary to prevent the delivery of a tax or similar deed conveying the Mortgaged Property or any portion thereof because of nonpayment or nonperformance, Mortgagor shall pay or perform the same in sufficient time to prevent the delivery of such tax or similar deed.

               1.5.6 Mortgagor shall not in its use and occupancy of the Premises, the Real Estate Fixtures or the Equipment (including, without limitation, in the making of any Alteration) take any action that could reasonably be expected to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Mortgage or that could reasonably be expected to be the basis for a defense to any claim under any insurance policy maintained in respect of the Premises, the Real Estate Fixtures or the Equipment (unless Mortgagor shall have obtained in substitution for any such insurance an insurance policy or policies complying with the provisions of Section 1.7 hereof such that there would not result any period of time during which the insurance coverage required to be maintained hereunder would not be so maintained) and Mortgagor shall otherwise comply in all respects with the requirements of any insurer that issues a policy of insurance in respect of the Premises, the Real Estate Fixtures or the Equipment.

               1.5.7 Mortgagor shall, promptly upon receipt of any written notice regarding any failure by Mortgagor to pay or discharge any of the obligations described in subsection 1.5.1, 1.5.3, 1.5.4 or 1.5.6, furnish a copy of such notice to Mortgagee.

          SECTION 1.6. Certain Tax Law Changes. In the event of the passage after the date of this Mortgage of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a new tax, either directly or indirectly, on this Mortgage, Mortgagee, any Indenture Document to which Mortgagor is a party or any other document relating to the Secured Obligations, Mortgagor shall promptly pay to Mortgagee such amount or amounts as may be necessary from time to time to pay such tax.

          SECTION 1.7. Required Insurance Policies.

               1.7.1 Mortgagor shall maintain in respect of the Premises the following insurance coverages:

                    (i) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Improvements, the Real Estate Fixtures and all Equipment, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located. "Full replacement cost" means the Cost of Construction (as hereinafter defined) to replace the Improvements, the Real Estate Fixtures and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time (but not less frequently than once every twelve (12) months) by any Person selected by Mortgagor in consultation with its insurance company or insurance agent, as appropriate;

                    (ii) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any adjoining streets, sidewalks and passageways and covering any and all claims, including, without limitation, all legal liability, subject to customary exclusions, to the extent insurable, imposed upon Mortgagee and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Premises, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located;

                    (iii) Workers' compensation insurance as required by the
               laws of the state in which the Premises are located to protect Mortgagor against claims for injuries sustained in the course of employment at the Premises;

                    (iv) Explosion insurance in respect of any boilers and similar apparatus located on the Premises or comprising any Real Estate Fixtures or Equipment, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises, the Real Estate Fixtures and the Equipment and located in the locality where the Premises, the Real Estate Fixtures and the Equipment are located;

                    (v) To the extent available, during the performance of any alterations, renovations, repairs, restorations or construction, broad form builders risk insurance on an all-risk completed value basis;

                    (vi) Such other insurance, against such risks and with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality in which the Premises are located; and

                    (vii) If the Premises are located in an area designated by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, flood insurance in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

                    1.7.2 Mortgagor may maintain the coverages required by this
Section 1.7 under blanket policies covering the Premises and other locations owned or operated by Mortgagor if the terms of such blanket policies otherwise comply with the provisions of this Section 1.7 and contain specific coverage allocations in respect of the Premises determined in accordance with the provisions of this Section 1.7. All insurance policies required by this Section
1.7 shall be in form customarily maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality in which the Premises are located. All insurance policies in respect of the coverages required by subsections 1.7.1(i), 1.7.1(iv), 1.7.1(v) and, if applicable, 1.7.1(vi) shall be in amounts at least sufficient to prevent coinsurance liability and all losses thereunder shall be payable to Mortgagee, as loss payee pursuant to a standard noncontributory New York mortgagee endorsement or local equivalent, and each such policy shall (i) to the extent available on a commercially reasonable basis, include effective waivers (whether under the terms of such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds other than Mortgagor and all rights of subrogation against any named insured, and (ii) provide that any losses thereunder shall be payable notwithstanding (a) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by Mortgagor or Mortgagee or any other named insured or loss payee, (b) the occupation or use of the Premises for purposes more hazardous than permitted by the terms of the policy, (c) any foreclosure or other proceeding or notice of sale relating to the Premises, the Real Estate Fixtures or the Equipment or (d) any change in the title to or ownership or possession of the Premises, the Real Estate Fixtures or the Equipment; provided, however, that (with respect to items contemplated in clauses (c) and (d) above) any notice requirements of the applicable policies are satisfied. All insurance policies in respect of the coverages required by subsections 1.7.1(ii) and, if applicable, 1.7.1(vi) and 1.7.1(vii), shall name Mortgagee as an additional insured. Each policy of insurance required under this
Section 1.7 shall provide that it may not be canceled or otherwise terminated without at least thirty (30) days' prior written notice to Mortgagee and shall permit Mortgagee to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance or certificates of insurance evidencing the required coverages and all renewals or extensions thereof shall be delivered to Mortgagee. Prior to the occurrence of an Event of Default, settlement of any claim in an amount in excess of $500,000 under any of the insurance policies referred to in this Section 1.7 shall require the prior approval of Mortgagee, which shall not be unreasonably withheld or delayed, and Mortgagor shall use its best efforts to cause each such insurance policy to contain a provision to such effect; provided, however, that Mortgagor shall not settle any such claim which in Mortgagor's reasonable judgment involves loss in an amount greater than $250,000 but less than $500,000 unless Mortgagor shall have delivered to Mortgagee, prior to such settlement, an Officers' Certificate (i) describing the incident giving rise to such claim, (ii) setting forth the amount of the proposed settlement in respect of such claim and (iii) stating that such settlement amount constitutes a reasonable settlement in respect of such claim. During the continuance of any Event of Default, Mortgagor shall not settle any claim under any of the insurance policies referred to in this Section 1.7 without the prior approval of Mortgagee.

                    1.7.3 At least thirty (30) days prior to the expiration of any insurance policy required by subsection 1.7.1, a policy or policies renewing or extending such expiring policy or renewal or extension certificates or other evidence of renewal or extension shall be delivered to Mortgagee.

                    1.7.4 Mortgagor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 1.7, unless Mortgagee is included thereon as an additional insured and, if applicable, with loss payable to Mortgagee under an endorsement containing the provisions described in subsection 1.7.2. Mortgagor promptly shall notify Mortgagee whenever any such separate insurance policy is obtained and promptly shall deliver to Mortgagee the policy or certificate evidencing such insurance.

                    1.7.5 Mortgagor shall, immediately upon receipt of any written notice of any failure by Mortgagor to pay any insurance premium in respect of any insurance policy required to be maintained under this Section 1.7, furnish a copy of such notice to Mortgagee.

                    1.7.6 Mortgagor shall maintain, or cause to be maintained, the insurance described in this Section 1.7 with primary insurers rated (for claims paying purposes) in one of the two highest generic categories by each Rating Agency (as hereinafter defined). All insurers under policies required hereunder shall be licensed and authorized to issue insurance in the state in which the Land is located.

          SECTION 1.8. Failure To Perform Covenants or To Make Certain Payments. If Mortgagor shall fail to perform any of the covenants contained in this Mortgage (including, without limitation, Mortgagor's covenants to (i) pay the premiums in respect of all required insurance coverages, (ii) pay taxes and assessments, (iii) make repairs, (iv) discharge Liens, (v) pay or perform any obligations of Mortgagor under the Leases, or (vi) fail to maintain the Premises, the Real Property Fixtures and the Equipment as required in Section 1.10), and such failure shall constitute an Event of Default, Mortgagee may, but shall not be obligated to, make advances to perform such covenant on Mortgagor's behalf and all sums so advanced shall be included in the Secured Obligations and shall be secured hereby. Mortgagor shall repay within five Business Days after demand therefor all sums so advanced by Mortgagee on behalf of Mortgagor, with interest at the Default Rate. Neither the provisions of this Section 1.8 nor any action taken by Mortgagee pursuant to the provisions of this Section 1.8 shall prevent any such failure to observe any covenant contained in this Mortgage from constituting an Event of Default.

          SECTION 1.9. Inspection. Mortgagor shall permit Mortgagee, by its agents, representatives, accountants and attorneys, to visit and inspect the Premises, the Real Estate Fixtures and the Equipment at such reasonable times and upon reasonable notice to Mortgagor as may be reasonably requested by Mortgagee, subject to Section 4.5(e) of the Indenture. To the extent practicable, such inspection shall not unreasonably interfere with the normal operation or business conducted by Mortgagor.

          SECTION 1.10. Mortgagor To Maintain Improvements. Mortgagor shall not commit any waste on the Premises or with respect to any Real Estate Fixtures or Equipment.

Mortgagor represents and warrants that (i) the Premises are served by all utilities required or necessary for the current use thereof, (ii) all streets necessary to serve the Premises are completed and serviceable and have been dedicated and accepted as such by the appropriate Governmental Authorities and
(iii) Mortgagor has access to the Premises from public roads sufficient to allow Mortgagor and its tenants and invitees to conduct its and their businesses at the Premises in the manner in which a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located would conduct its business. Mortgagor shall, at all times, maintain the Premises, the Real Estate Fixtures and the Equipment (other than any portion thereof which shall be obsolete and/or disposed of in accordance with the provisions of the Indenture) in good operating order, condition and repair as is customary in the industry and shall make all repairs necessary, structural or nonstructural, for the operation of Mortgagor's business. Mortgagor shall (a) not alter the occupancy or use of all or any part of the Premises, or any Real Estate Fixtures or Equipment, if such action would be reasonably likely to diminish the value of the Mortgaged Property or impair Mortgagee's rights and benefits hereunder, without the prior written consent of Mortgagee, and (b) do all other acts which from the character or use of the Premises, the Real Estate Fixtures and the Equipment may be reasonably necessary or appropriate to maintain and preserve their value. The Mortgaged Property cannot be sold, abandoned or disposed of except as expressly set forth in Sections 4.13, 11.3 and 11.4 of the Indenture.

          SECTION 1.11. Mortgagor's Obligations with Respect to Leases.

                    1.11.1 Mortgagor shall manage and operate the Mortgaged Property or cause the Mortgaged Property to be managed and operated in a reasonably prudent manner and will not, without the written consent of Mortgagee, enter into any Lease (or any amendment or modification thereof) with any Person other than Leases permitted under Section 11.3 of the Indenture.

                    1.11.2 Mortgagor shall not in respect of any Leases:

                    (i) receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and (b) Mortgagor may receive and collect escalation and other charges in accordance with the terms of each Lease;

                    (ii) assign, transfer or hypothecate (other than to Mortgagee hereunder or as otherwise permitted under Section 1.12 of this Mortgage) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Mortgagor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Mortgaged Property;

                    (iii) enter into any Lease substantially satisfactory to Mortgagee after the date hereof that does not contain terms substantially to the effect as follows:

                         (a) such Lease and the rights of the tenant thereunder
                    shall be subject and subordinate to the rights of Mortgagee under and the Lien of this Mortgage;

                         (b) such Lease has been assigned as collateral security
                    by Mortgagor as landlord thereunder to Mortgagee under this Mortgage;

                         (c) in the case of any foreclosure hereunder, the
                    rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Premises and any successor landlord shall not (1) be liable for any act, omission or default of any prior landlord under the Lease or (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

                         (d) the tenant's obligation to pay rent and any
                    additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Premises for the period prior to such foreclosure or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure and such mortgagee or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received; and

                         (e) subject to Mortgagee's agreement not to disturb the
                    tenant, the tenant agrees to attorn, upon a foreclosure of the Premises or the giving or granting of a deed in lieu thereof; or

                    (iv) terminate or permit the termination of any Lease of
               space, accept surrender of all or any portion of the space demised under any Lease prior to the end of the term thereof or accept assignment of any Lease to Mortgagor unless:

                         (a) the tenant under such Lease has not paid the
                    equivalent of two months' rent and Mortgagor has made reasonable efforts to collect such rent; or

                         (b) Mortgagor shall deliver to Mortgagee an Officers'
                    Certificate to the effect that Mortgagor has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by Mortgagor) sufficient to pay the rent and other charges due under the new Lease (or Leases), and the tenant(s) shall have commenced paying rent, including, without limitation, all operating expenses and other amounts payable under the new Lease (or Leases) without any abatement or concession in an amount at least equal to the amount which would have then been payable under the terminated or assigned Lease; or

                        (c) otherwise permitted under Section 11.3 of the Indenture.

                1.11.3 Mortgagor shall, in all material respects, timely perform and observe all the terms, covenants and conditions required to be performed and observed by Mortgagor under each Lease. Mortgagor promptly shall notify Mortgagee of the receipt of any notice from any lessee under any material Lease claiming that Mortgagor is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Mortgagor and will cause a copy of each such notice to be delivered promptly to Mortgagee.

                1.11.4 Mortgagor shall deliver to Mortgagee, within thirty (30) days after request thereof (but not more than once in each calendar year), an Officers' Certificate, (i) containing a list of names of all tenants under Leases, if any, and the net square footage leased and the annual rental currently payable by each of them, (ii) stating for which, if any, Leases then in force Mortgagor has issued a notice of default which default has not been cured and the nature of such default and (iii) stating that, to the best of such officers' knowledge, each Lease complies with the provisions of this Mortgage. Mortgagor shall deliver to Mortgagee within thirty (30) days after request thereof copies, certified by an officer of Mortgagor, of all Leases not theretofore delivered to Mortgagee.

          SECTION 1.12. Transfer Restrictions. Except as permitted by the Indenture and under Section 1.11.1 of this Mortgage, Mortgagor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Mortgaged Property. Mortgagor shall not create or permit to exist any Lien upon or with respect to any of the Mortgaged Property other than the following Liens:

                (i) Liens in respect of amounts payable by Mortgagor pursuant to Section 1.5 if and to the extent such amounts are not yet due and payable or are being bonded (to the extent required) in accordance with the provisions of subsection 1.5.3 or are being contested in accordance with the provisions of subsection 1.5.5; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by this Mortgage except to the extent the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced by this Mortgage.

                (ii) Permitted Collateral Liens, provided, however, that the reference to Existing Liens in clause (ii) of the definition of Permitted Collateral Liens shall be deemed to include the Prior Liens; and

                (iii) The Lien and security interest granted to Mortgagee pursuant to this Mortgage.

          SECTION 1.13. Destruction; Condemnation.

              1.13.1 Destruction; Insurance Proceeds. If there shall occur any damage to, or loss or destruction of, the Improvements, Real Estate Fixtures and Equipment, or any part of any thereof (each, a "Destruction"), Mortgagor shall promptly send to Mortgagee a notice setting forth the nature and extent of such Destruction; provided, however, that Mortgagor shall not be required to deliver the notice contemplated in this sentence in the event that any Destruction would give rise to insurance proceeds in an amount less than or equal to $500,000. The proceeds of any insurance payable in respect of any such Destruction shall constitute Trust Moneys and are hereby assigned and shall be paid to Mortgagee. All such proceeds, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "Net Proceeds"), shall constitute Trust Moneys and be applied in accordance with the provisions of this Mortgage and/or the Indenture. Mortgagee is hereby authorized and directed to pay from Trust Moneys any and all such expenses deemed reasonably necessary by Mortgagee in connection with the foregoing.

              1.13.2 Condemnation; Assignment of Award. If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any governmental authority, civil or military (each, a "Taking"), Mortgagor promptly shall notify Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor; provided, however, that Mortgagor shall not be required to deliver the notice contemplated in this sentence in the event that any Taking would give rise to a loss in an amount less than or equal to $500,000. Mortgagee may participate in any proceedings or negotiations which might result in any Taking. Mortgagee may be represented by counsel reasonably satisfactory to it at the expense of Mortgagor. Mortgagor shall deliver or cause to be delivered to Mortgagee all instruments reasonably requested by it to permit such participation. Mortgagor shall in good faith and with due diligence file and prosecute what would otherwise be Mortgagor's claim for any such award or payment and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor as its true and lawful attorney-in-fact or otherwise, to collect and to receipt for any such award or payment, and, in the event Mortgagor fails so to act or is otherwise in default hereunder beyond any applicable notice and grace period set forth herein or in the Indenture, to file and prosecute such claim. Mortgagor shall pay all costs, fees and expenses reasonably incurred by Mortgagee in connection with any Taking and seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking shall constitute Trust Moneys and are hereby assigned and shall be paid to Mortgagee. Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. Such award or payment, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("Net Award"), shall be applied in accordance with the provisions of the Indenture. Mortgagee is hereby authorized and directed to pay from Trust Moneys any and all such expenses deemed necessary and reasonable by Mortgagee in connection with the foregoing.

          SECTION 1.14. Alterations. Mortgagor shall not make any structural addition, modification or change (each, an "Alteration") to the Premises, the Real Estate Fixtures or the Equipment except as permitted by Section 11.3 of the Indenture. Mortgagor shall (a) complete each Alteration promptly (provided, however, that in the event of the occurrence of any Force Majeure, Mortgagor shall exercise all reasonable efforts to complete the Alteration affected thereby as promptly as practicable), in a good and workmanlike manner and, in all material respects, in compliance with all applicable local laws, ordinances and requirements and (b) pay when due all lawful claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection 1.5.5.

          SECTION 1.15. Compliance with Applicable Laws and Regulations.

               1.15.1 General. Except as set forth on Schedule 1.15.1, to Mortgagor's knowledge, Mortgagor is in compliance in all material respects with all laws that are material to the operation of the business at the Mortgaged Property (the "Business").

               1.15.2 Environmental Matters. To Mortgagor's knowledge, except as set forth on Schedule 1.15.2, (a) the Business and the Mortgaged Property are and for the last five (5) years have been in compliance in all material respects with Environmental Laws; (b) there have not been and there are no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Substance on any of the Mortgaged Property, that could reasonably be expected to prevent, hinder or limit continued compliance in all material respects with Environmental Laws or could reasonably be expected to form the basis of a material environmental claim against Mortgagor or against any Person whose liability for any environmental claim Mortgagor has or may have retained or assumed either contractually or by operation of law; (c) none of the following exists at any of the Mortgaged Property: (i) under- or above-ground storage tanks, (ii) friable asbestos containing material, (iii) transformers containing polychlorinated biphenyls at concentrations greater than 500 parts per million, or (iv) landfills, surface impoundments, or disposal areas (except as could not reasonably be expected to form the basis of a material claim); (d) Mortgagor has provided true and accurate copies of (i) all material reports, studies and analyses of the cost for the Business as conducted to maintain or achieve compliance with proposed future requirements of Environmental Law, and
(ii) Environmental Reports, and (e) Mortgagor is in substantial compliance with all terms and conditions of all Permits or material representations made in such Permit applications as they relate to the Mortgaged Property.

               1.15.3 Definitions. For purposes of this Mortgage:

                      (i) "Hazardous Substance" means any material, substance, or waste, or combination thereof which is classified as hazardous, toxic, pollutant or contaminant or words of similar meaning, whether solid, liquid or gaseous in nature, under Environmental Laws, including without limitation petroleum (including crude oil or any fraction thereof), polychlorinated biphenyls (PCBs), asbestos and radioactive materials;

                      (ii) "Environmental Law" means any and all applicable
               federal, state, and local statutes, laws, regulations, ordinances, orders, common law, and similar provisions currently in existence and applicable and having the force or effect of law, concerning public health or safety, worker health or safety, pollution or protection of the environment, including, but not limited to, the Clean Air Act, 42 U.S.C.
               (S)7401 et seq. (the "Clean Air Act"), the Clean Water Act, 33 U.S.C. (S)1251 et seq., the Resource Conservation Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq. ("CERCLA"), the Occupational Safety and Health Act of 1970 (but only to the extent it regulates occupational exposure to Hazardous Substances), all as amended, and any and all other applicable laws, all as amended, which govern: (i) the existence, cleanup, removal and/or remedy of contamination or threat of contamination at, on or under owned or leased real property; (ii) the release, threatened release, emission or discharge of Hazardous Substances into the environment; (iii) the control of Hazardous Substances; or (iv) the presence, use, manufacturing, refining production, generation, transport, treatment, storage, disposal, distribution, importing, labeling, testing, processing, removal, recycling, handling or recovery of Hazardous Substances; and

                       (iii) "Environmental Reports" means any and all environmental review and assessment reports that Republic Engineered, its corporate predecessors, or any Subsidiary of Republic Engineered has ever caused to be prepared or has ever received within the last five (5) years with respect to the Mortgaged Property.

               1.15.4 Compliance. Subject to Mortgagor's right to contest set forth in Section 1.5.5 of this Mortgage, and except where failure to comply with clauses (i), (ii) and (iii) below would not have a Material Adverse Effect, Mortgagor shall (i) comply or cause compliance in all material respects with any and all applicable present and future Environmental Laws relating to the Mortgaged Property and all operations conducted thereat; (ii) conduct or cause to be conducted and/or pay or cause to be paid, as required, the cost of any investigation, remediation, removal, response or corrective action (collectively, "Response Action") relating to any Hazardous Materials on, at, under or emanating from the Mortgaged Property required by any applicable present and future Environmental Laws; (iii) not release, discharge or dispose of any Hazardous Materials on, at, under or from the Mortgaged Property except in material compliance with any applicable present and future Environmental Laws; and (iv) apply any insurance proceeds or other sums received by it in respect of any Response Action relating to any Hazardous Materials to any unpaid costs or expenses of such Response Action, if any, or to reimbursement for such costs previously paid by Mortgagee, if any. In the event Mortgagor fails to comply with the covenants in the preceding sentence and such failure shall constitute an Event of Default, Mortgagee may (upon receipt of an indemnity or other security reasonably satisfactory to Mortgagee), in addition to any other remedies set forth herein, but shall not be obligated to, as trustee for and at Mortgagor's sole cost and expense cause to be taken, any reasonable Response Action relating to Hazardous Materials and required by any and all applicable present and future Environmental Laws. Any reasonable costs or expenses incurred by Mortgagee for such purpose shall be due within ten (10) days after demand and payable by Mortgagor and shall bear interest at the Default Rate. Mortgagor shall provide to Mortgagee and its agents and employees reasonable access to the Mortgaged Property and upon the occurrence and during the continuation of an Event of Default, specifically grants to Mortgagee a license, at the sole reasonable cost and expense of Mortgagor, in substantial compliance with any and all applicable present and future Environmental Laws, to investigate, remove or otherwise remediate any Hazardous Material located thereon, or to take any reasonable action with respect to any and all applicable present and future Environmental Laws or in connection with any Hazardous Materials that could reasonably be expected to result in a material diminution in the value of the Mortgaged Property, or in the incurrence of any material obligation or liability of the holders of the Notes or Mortgagee if Mortgagor fails to so act and such investigation, removal, remediation or other action is required under any applicable present and future Environmental Laws; provided, however, that nothing contained herein shall obligate Mortgagee to exercise any rights under such license. Upon written demand by Mortgagee, which shall include a reasonably specific statement of the basis thereof (which shall be specific to the condition of the Mortgaged Property) and which shall be made not more frequently than once in any twelve-month period or at any time that Mortgagee is exercising its remedies under this Mortgage during the continuation of an Event of Default, Mortgagee shall have the right, but shall not be obligated, at the sole reasonable cost and expense of Mortgagor, to conduct an environmental audit or update thereof or other review of the Mortgaged Property, relating to those items specified in writing or relating to the remedy that the Mortgagee is exercising under this Mortgage, by such persons or firms appointed by Mortgagee and reasonably acceptable to Mortgagor, and Mortgagor shall cooperate in all respects in the conduct of such environmental audit or review, including, without limitation, by providing reasonable access to the Mortgaged Property and to all relevant records relating thereto. Mortgagor shall indemnify and hold Mortgagee harmless from and against all loss, cost, damage or expense (including, without limitation, reasonable attorneys' and consultants' fees) that Mortgagee may sustain by reason of the assertion against Mortgagee by any party of any claim relating to Hazardous Materials or reasonable actions taken with respect thereto as authorized hereunder other than such loss, cost, damage or expense, if any, to the extent it is caused solely by the gross negligence or willful misconduct of Mortgagee or its agents, contractors and subcontractors in performing any act or exercising its remedies under this Mortgage. It is the express intention of the parties to this Mortgage that nothing contained herein or in any other Document shall result in Mortgagee being deemed an "owner" or "operator" under applicable present and future Environmental Laws.

          SECTION 1.16. Asbestos. Mortgagor shall not install nor permit to be installed in the Mortgaged Property asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with any and all applicable present and future Environmental Laws respecting ACM. With respect to any ACM (including friable or non-friable asbestos or asbestos-containing materials regulated under any Environmental Law) discovered to be present in the Mortgaged Property at any time during the operation of this Mortgage, Mortgagor shall comply in all material respects with any and all applicable present and future Environmental Laws, all at Mortgagor's sole cost and expense Upon the occurrence and during the continuation of an Event of Default, Mortgagee may, but shall not be obligated to, in addition to any other remedies set forth herein, take, in substantial compliance with any applicable present and future Environmental Laws, whatever steps it deems reasonably necessary or appropriate to comply with any and all applicable present and future Environmental Laws. Any costs or expenses reasonably incurred by Mortgagee for such purpose shall be due within ten (10) days after demand and payable by Mortgagor and shall bear interest at the Default Rate. Mortgagor shall provide to Mortgagee and its agents and employees reasonable access to the Mortgaged Property and hereby specifically grants to Mortgagee a license to remove or encapsulate such

ACM in substantial compliance with any applicable present and future Environmental Law if Mortgagor fails to do so and removal or encapsulation is required under any applicable present and future Environmental Law; provided, however, that nothing contained herein shall obligate Mortgagee to exercise any rights under such license. Mortgagor shall indemnify and hold Mortgagee harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' and consultants' fees) that Mortgagee may sustain as a result of the presence of any ACM and any removal or encapsulation thereof or compliance with any and all applicable present and future Environmental Laws other than such loss, cost, damage or expense, if any, to the extent it is caused solely by the gross negligence or willful misconduct of Mortgagee or its agents, contractors and subcontractors in performing any act or exercising its remedies under this Mortgage.

          SECTION 1.17. Books and Records; Reports. Mortgagor shall keep proper books of record and account, which shall accurately represent the financial condition of the Mortgaged Property. Mortgagee and its authorized representatives shall have the right upon reasonable advance notice, and at reasonable times, from time to time, to examine the books and records of Mortgagor relating to the operation of the Mortgaged Property including, but not limited to, title and survey information. As a condition to any such inspection, Mortgagee shall execute and deliver in favor of Mortgagor a confidentiality agreement which, in the good faith determination of both Mortgagor and Mortgagee, is in form and substance reasonably satisfactory to Mortgagor and Mortgagee, provided that (i) during the period prior to any foreclosure of the Mortgaged Property, the following information concerning the Mortgaged Property shall be deemed not to be confidential information for purposes of such confidentiality agreement: title and ownership information as to property and equipment, property survey information, equipment operating logs, equipment maintenance logs, and equipment warranty records, and any other information available in public records and (ii) during the period after any foreclosure of the Mortgaged Property, only the following shall be deemed to be confidential information for purposes of such confidentiality agreement: pricing information, production costs information, customer information. Mortgagee shall agree to comply, and cause its representatives to comply, with all occupational health and safety rules and regulations governing the operation of the Mortgaged Property.

          SECTION 1.18. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Mortgage.

          SECTION 1.19. Utility Services. Mortgagor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, and all protective services, any other services of whatever kind or nature at any time rendered to or in connection with the Premises or any part thereof, shall comply in all material respects with all contracts relating to any such services, and shall do all other things required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in Section 1.10.

                                   ARTICLE II

                     ASSIGNMENT OF RENTS; SECURITY AGREEMENT

          SECTION 2.1. Assignment of Leases, Rents, Issues and Profits.

               2.1.1 Mortgagor absolutely, presently and irrevocably assigns, transfers and sets over to Mortgagee and grants to Mortgagee, subject to the terms and conditions hereof, all Mortgagor's estate, right, title, interest, claim and demand as landlord to collect rent and other sums due under all existing Leases and any other Leases, including, without limitation, all extensions of the terms of the Leases (such assigned rights, "Mortgagor's Interest"), as follows:

               (i) the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to the Leases;

               (ii) all claims, rights, powers, privileges and remedies of Mortgagor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Lease;

               (iii) all rights to take all actions upon the happening of a default under any Lease as shall be permitted by such Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

               (iv) the full power and authority, in the name of Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Mortgagor or any landlord is or may be entitled to do under the Leases.

               2.1.2 Any Rents receivable by Mortgagee hereunder, after payment of all proper costs and charges, shall be applied to all amounts due and owing under and as provided in this Mortgage and/or the Indenture. Mortgagee shall be accountable to Mortgagor only for Rents actually received by Mortgagee pursuant to this assignment. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

               2.1.3 So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Leases; provided, however, that Mortgagor shall, at any time upon Mortgagee's request, establish a lock box arrangement with Mortgagee and notify all applicable tenants to make payment of all amounts due under any Lease to the appropriate lock box account. Immediately upon the occurrence of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding. Upon such Event of Default and during the continuance thereof, Mortgagee may, to the fullest extent permitted by the Leases (i) exercise any of Mortgagor's rights under the Leases, (ii) enforce the Leases, (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases and (iv) generally do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by Mortgagor's Interest. At such time as any Event of Default which shall have caused Mortgagor's rights described in the first sentence of this subsection
2.1.3 to cease shall have been cured, Mortgagor shall thereafter be entitled to exercise the rights described in the first sentence of this subsection 2.1.3 until such time as any other Event of Default shall have occurred and be continuing.

                     2.1.4 Mortgagor hereby irrevocably authorizes and directs the tenant under each Lease to pay directly to, or as directed by, Mortgagee all Rents accruing or due under its Lease upon receipt of a notice from Mortgagee to the effect that an Event of Default exists hereunder and requesting such payment. Mortgagor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Mortgagee for payment of Rents to Mortgagee and Mortgagor shall have no claim against any tenant for Rents paid by such tenant to Mortgagee pursuant to such notice or demand.

                     2.1.5 Subject to the provisions of Section 1.11 of this Mortgage, Mortgagor at its sole cost and expense shall use commercially reasonable efforts to enforce the Leases in accordance with their terms. Neither this Mortgage nor any action or inaction on the part of Mortgagee shall release any tenant under any Lease, any guarantor of any Lease or Mortgagor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Mortgagee. No action or failure to act on the part of Mortgagor shall adversely affect or limit the rights of Mortgagee under this Mortgage or, through this Mortgage, under the Leases.

                     2.1.6 All rights, powers and privileges of Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Mortgagor shall, from time to time, upon request of Mortgagee, execute all instruments and further assurances and all supplemental instruments and take all such action as Mortgagee from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Mortgagee hereby.

                     2.1.7 Subject to the provisions of Section 1.11 of this Mortgage, Mortgagor shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any of the Leases in any manner which would (i) materially increase landlord's obligations thereunder, (ii) reduce landlord's rights thereunder,
(iii) materially decrease tenant's obligations thereunder, (iv) impair the value or utility of the Mortgaged Property or the Lien of this Mortgage or (v) otherwise violate this Mortgage. If the Leases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                     2.1.8 Nothing contained herein shall operate or be construed to (i) obligate Mortgagee to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Mortgagee with respect to the Leases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Leases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon Mortgagee any responsibility for the operation, control, care, management or repair of the Premises.

          SECTION 2.2. Security Interest in Personal Property.

                     2.2.1 This Mortgage shall constitute a security agreement and shall create and evidence a security interest or common law Lien in all the Equipment and in all the other items of Mortgaged Property in which a security interest may be granted or a common law pledge created pursuant to the UCC or under the common law in such state (collectively, "Personal Property").

                     2.2.2 Upon the occurrence and during the continuation of any Event of Default, in addition to the remedies set forth in Article III, Mortgagee shall have the power to sell the Personal Property in accordance with the UCC or under other applicable law. It shall not be necessary that any Personal Property offered be physically present at any such sale or constructively in the possession of Mortgagee or the person conducting the sale.

                     2.2.3 Upon the occurrence and during the continuance of any Event of Default, Mortgagee may sell the Personal Property or any part thereof at public or private sale with notice to Mortgagor as hereinafter provided. The Proceeds of any such sale, after deducting all expenses of Mortgagee in taking, storing, repairing and selling the Personal Property (including, without limitation, attorneys' fees) shall be applied in the manner set forth in subsection 3.2.3. At any sale, public or private, of the Personal Property or any part thereof, Mortgagee may purchase any or all of the Personal Property offered at such sale.

                     2.2.4 Mortgagee shall give Mortgagor reasonable notice of any sale of any of the Personal Property pursuant to the provisions of this
Section 2.2. Notwithstanding the provisions of Section 5.2, any such notice shall conclusively be deemed to be reasonable and effective if such notice is mailed at least ten (10) days prior to any sale, by first class or certified mail, postage prepaid to Mortgagor at its address determined in accordance with the provisions of Section 5.2.

                                   ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 3.1. Remedies in Case of an Occurrence of an Event of Default The occurrence of any event, or the existence of any condition, that is specified as an "Event of Default" under the Indenture or any other Security Document shall constitute an "Event of

Default" hereunder. An Event of Default shall be deemed to occur if the Collateral Agent should receive at any time following the closing of the transaction a Secretary of State's Report indicating that the Collateral Agent's security interest is not prior to all other security interests or other interests reflected in the report, other than Permitted Collateral Liens. If an Event of Default shall have occurred and be continuing, Mortgagee may, but shall not be obligated to, in addition to any other action permitted by law (and not limited in any manner by the remedies contained in the Notes and the Indenture), take one or more of the following actions, to the greatest extent permitted by applicable local law:

                     3.1.1 By written notice to Mortgagor, the Mortgagee may, and shall, upon the request of the holders of not less than 25% in aggregate principal amount of the outstanding Notes, declare the principal of and accrued interest on, all the Secured Obligations to be due and payable immediately;

                     3.1.2 Personally, or by its agents or attorneys, (i) enter into and upon all or any part of the Mortgaged Property and exclude Mortgagor, its agents and servants wholly therefrom, (ii) use, operate, manage and control the Premises, the Real Estate Fixtures and the Equipment and conduct the business thereof, (iii) maintain and restore the Mortgaged Property, (iv) make all reasonably necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as Mortgagee may deem advisable, (v) manage, lease and operate the Mortgaged Property and carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise, or (vi) collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and any or every part thereof;

                     3.1.3 With or without entry, personally or by its agents or attorneys, (i) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 3.2 or (ii) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

                     3.1.4 Take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Indenture, the Notes and any other document evidencing or securing the Secured Obligations or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

Notwithstanding anything to the contrary in this Mortgage, if Mortgagor is in breach of a covenant, obligation or representation qualified by Material Adverse Effect, then (i) if such breach is due to the existence of a Material Adverse Effect of the type referred to in clause (i) of the definition of such term, then Mortgagee shall be entitled to those remedies set forth in this Article III upon the occurrence of an Event of Default resulting from such breach, and (ii) if such breach is due to the existence of a Material Adverse Effect of the type referred to in clause (ii) of the definition of such term, then (x) Mortgagee's remedies under this Mortgage shall be limited to an action for specific performance with respect to the performance of such covenant or obligation and (y) such breach shall be deemed not to be and not to give rise to an Event of Default.

               SECTION 3.2. Sale of Mortgaged Property If Event of Default Occurs; Proceeds of Sale.

                     3.2.1 If an Event of Default shall have occurred and be continuing, Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to Mortgagee at law or in equity for the enforcement of the Indenture and the Notes and realization on the Mortgaged Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all Mortgagor's interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends and Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact of Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of Mortgagee as such attorney-in-fact are hereby ratified and confirmed. Mortgagor agrees that such recitals shall be binding and conclusive upon Mortgagor and that any assignment or conveyance to be made by Mortgagee shall divest Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, Mortgagor agrees that possession of the Mortgaged Property by Mortgagor, or any person claiming under Mortgagor, shall be as tenant and, in case of a sale under power or upon foreclosure as provided in this Mortgage, Mortgagor and any person in possession under Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

                     3.2.2 In the event of any sale made under or by virtue of this Article III, the entire principal of and accrued interest in respect of the Secured Obligations, if not previously due and payable, may, at the option of Mortgagee, and shall upon the request of the holders of not less than 25% in aggregate principal amount of the outstanding Notes, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

                     3.2.3 The proceeds of any sale made under or by virtue of this Article III, together with any other sums which then may be held by Mortgagee under this

Mortgage, whether under the provisions of this Article III or otherwise, shall, except as otherwise required by law, be applied in accordance with the provisions of the Indenture.

                     3.2.4 Mortgagee may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article III and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts outstanding to Mortgagee whether or not then due and owing in respect of the Secured Obligations, after, to the extent permitted by applicable law, deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that Mortgagee is authorized to deduct under this Mortgage.

                     3.2.5 To the extent permitted by applicable law, Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales and Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

               SECTION 3.3. Additional Remedies in Case of an Event of Default.

                     3.3.1 Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

                     3.3.2 Any recovery of any judgment by Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interest created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

                     3.3.3 Any moneys collected by Mortgagee under this
Section 3.3 shall be applied in accordance with the provisions of subsection 3.2.3.

                     3.3.4 Mortgagee shall be entitled to exercise all other remedies permitted by law or equity that Mortgagee is entitled to take with respect to the Mortgaged Property, including the right to receive payment with respect thereto.

          SECTION 3.4. Legal Proceedings After an Event of Default.

                     3.4.1 After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions of this Mortgage or of any other proceedings in aid of the enforcement of this Mortgage, Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

                     3.4.2 Upon the occurrence of an Event of Default, Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver or other custodian ex parte and without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture to Mortgagee.

                     3.4.3 Mortgagor shall not (i) at any time insist upon or plead or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, Mortgagor hereby expressly
(i) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (ii) waives and Mortgagee by acceptance of this Mortgage waives any and all rights to trial by jury in any action or proceeding related to the enforcement of this Mortgage,
(iii) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage in any jurisdiction to which it has consented under the Indenture or any Security Document and further waives and agrees not to plead that any such action, suit or proceeding brought in any such jurisdiction has been brought in an inconvenient forum and (iv) covenants not to delay or impede the execution of any power granted or delegated to Mortgagee by this Mortgage, but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives all rights to have the Mortgaged Property marshalled on any foreclosure of this Mortgage.

          SECTION 3.5. Remedies Not Exclusive

.. No remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of Mortgagee to exercise any right or power accruing upon the occurrence of an Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect. If Mortgagee accepts any moneys required to be paid by Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If Mortgagee accepts any moneys required to be paid by Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Mortgagor to pay the entire sum then due, and Mortgagor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

                                   ARTICLE IV

                               CERTAIN DEFINITIONS

          The  following terms shall have the following respective meanings:

          "Additional Undertaking" means (a) cash or Cash Equivalents or (b) a Surety Bond, Guaranty or Letter of Credit which is (i) provided by a Person,
(ii) whose long-term unsecured debt is rated at least AA (or equivalent) and
(iii) is otherwise satisfactory to Mortgagee. Additional Undertakings shall be addressed directly to Mortgagee and shall name Mortgagee as the beneficiary thereof and the party entitled to make claims thereunder.

          "Cost of Construction" means the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Improvements, of (i) obligations incurred or assumed by Mortgagor or undertaken by tenants pursuant to the terms of the Leases for labor, materials and other expenses and to contractors, builders and materialmen; (ii) the cost of contract bonds and of insurance of all kinds that may reasonably be deemed by Mortgagor to be necessary during the course of construction; (iii) the expenses incurred or assumed by Mortgagor (or tenant under the Lease performing such Restoration) for test borings, surveys, estimates, permits, any Plans and Specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for proper construction; (iv) ad valorem property taxes levied upon the Premises during performance of any Restoration; (v) any costs or other charges in connection with obtaining title insurance and counsel opinions that may be required or necessary in connection with a Restoration; and (vi) any costs or other charges in connection with obtaining services (including legal counsel) that may reasonably be deemed by Mortgagor to be necessary in connection with the construction.

          "Force Majeure" means any acts of God, fires, explosions, floods, epidemic, abnormal storms, acts of a public enemy, wars, blockades, riots, rebellions, sabotage, insurrections, restraints of government or civil disturbances, national, regional or local labor strikes, work stoppages, boycotts, walkouts or other labor disputes, but only to the extent that any such act, event or circumstances (i) is beyond the reasonable control of Mortgagor, and (ii) is reasonably unforeseen.

          "Letter of Credit" means a clean, irrevocable, unconditional letter of credit in favor of Mortgagee and entitling Mortgagee to draw thereon in The City of New York issued by a bank with a letter of credit evaluation determined by each Rating Agency, at the time such letter of credit is delivered, in one of the three highest generic rating categories of such Rating Agency.

          "Rating Agency" means Standard & Poor's Rating Services, if such Person shall then be rating corporate obligations, and Moody's Investors Service, Inc., if such Person shall then be rating corporate obligations, or, if neither such Person shall be rating corporate obligations, then any other organization of generally recognized standing, selected by Mortgagee.

          "rated or rating" in connection with long-term unsecured debt, means that the Person in question has, or has been determined to be qualified for, the rating in question by the Rating Agency.

          "Surety Bond" means a clean irrevocable surety bond or credit insurance policy in favor of Mortgagee issued by an insurance company the claims paying ability rating of which at the time such surety bond or credit insurance policy is delivered is in one of the three highest generic rating categories of each Rating Agency.

                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.1. Severability. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The invalidity of any provision of this Mortgage in any one jurisdiction shall not affect or impair in any manner the validity of such provision in any other jurisdiction.

          SECTION 5.2. Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein shall be given in the manner and at the address set forth in the Indenture, or as to any party at such other address as shall be designated by such party in a written notice to the other party.

          SECTION 5.3. Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the land and shall apply to and bind the successors and assigns of Mortgagor.

          SECTION 5.4. Captions; Gender and Number. The captions and section headings of this Mortgage are for convenience only and are not to be used to define the provisions hereof. All terms contained herein shall be construed, whenever the context of this Mortgage requires, so that the singular includes the plural and so that the masculine includes the feminine.

          SECTION 5.5. Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between Mortgagor and the Mortgagee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Mortgagor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

          SECTION 5.6. Indemnification; Reimbursement. Each and every obligation of Mortgagor to indemnify and hold harmless the Mortgagee, as collateral agent under the Intercreditor Agreement, contained in Article III of the Access Intercreditor Agreement is incorporated herein mutatis mutandis as an obligation of Mortgagor hereunder to indemnify Mortgagee and the officers, directors, employees, agents and affiliates of Mortgagee (each, an "Indemnified Party"). In addition to the foregoing, Mortgagor shall reimburse Mortgagee, within five (5) Business Days after demand, for all costs and expenses reasonably incurred by Mortgagee in connection with the administration and enforcement of this Mortgage, except to the extent any such costs or expenses result from the gross negligence or willful misconduct of Mortgagee. If any action or proceeding, including, without limitation, bankruptcy or insolvency proceedings, is commenced to which action or proceeding Mortgagee is made a party or in which it becomes necessary to defend or uphold the Lien or validity of this Mortgage, Mortgagor shall, upon demand, reimburse Mortgagee for all expenses (including, without limitation, attorneys' and agents' fees and disbursements) reasonably incurred by Mortgagee in such action or proceeding. In any action or proceeding to foreclose this Mortgage or to recover or collect the Secured Obligations, the provisions of law relating to the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant. Mortgagor's obligations under this Section

5.6 shall survive the satisfaction of this Mortgage and the discharge of Mortgagor's other obligations hereunder.

          SECTION 5.7. Choice of Law. The terms and provisions of this Mortgage and the enforcement hereof shall be governed by and construed in accordance with the laws of the state where the Land is located.

          SECTION 5.8. Changes in Writing. This Mortgage may not be modified, amended, discharged or waived in whole or in part except by an instrument in writing executed in accordance with the Indenture and signed by (i) Mortgagor, to the extent any modification, amendment, discharge or waiver is sought to be enforced against Mortgagor, and (ii) Mortgagee, in accordance with the provisions of the Indenture to the extent any modification, amendment, discharge or waiver is sought to be enforced against Mortgagee.

          SECTION 5.9. No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Mortgagee unless Mortgagee shall have consented to such merger in writing.

          SECTION 5.10. Concerning Mortgagee.

               5.10.1 Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

               5.10.2 Mortgagor shall recognize as the mortgagee under this instrument any party who has succeeded to the interest of Mortgagee under the Indenture.

               5.10.3 If any item of Mortgaged Property also constitutes collateral granted to Mortgagee under any other mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions of this Mortgage and the provisions of such other mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Mortgagee, in its sole discretion, shall select which provision or provisions shall control.

               5.10.4 Mortgagee may resign from the performance of all its functions and duties hereunder at any time by giving ten (10) days' prior written notice to Mortgagor. Such resignation shall take effect upon the appointment of a successor Mortgagee pursuant to the provisions of the Indenture.

               5.10.5 Mortgagee has been appointed as collateral agent pursuant to the Indenture. The actions of Mortgagee hereunder are subject to the provisions of the Indenture. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Mortgaged Property), in accordance with this Mortgage and the Indenture.

          SECTION 5.11. Mortgagee's Right To Sever Indebtedness.

               5.11.1 Mortgagor acknowledges that (a) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of Mortgagor and its affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (b) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate indenture and (c) Mortgagor intends that Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that Mortgagee would have had if each item of Collateral had been mortgaged or pledged pursuant to a separate indenture and mortgage or security document. In furtherance of such intent, Mortgagor agrees that Mortgagee may at any time by notice (an "Allocation Notice") to Mortgagor allocate a portion (the "Allocated Indebtedness") of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of Mortgagor unrelated to the other transactions contemplated by the Indenture or any document related to either thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to Mortgagor and shall not be available hereunder to satisfy any Secured Obligations of Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien of this Mortgage or in connection with any power of sale foreclosure or other remedy exercised under this Mortgage commenced after the giving by Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding.

               5.11.2 Mortgagor hereby waives, to the greatest extent permitted under law, the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien of this Mortgage or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that Mortgagee is not entitled to a deficiency judgment, Mortgagor shall not (a) introduce in any other jurisdiction such judgment as a defense to enforcement against Mortgagor of any remedy in the Indenture, any Security Document or any document related thereto or (b) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

               5.11.3 In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 5.11, including, without limitation, any amendment to this Mortgage, any substitute promissory note or affidavit or certificate of any kind, Mortgagee may execute, deliver or record such instrument as the attorney-in-fact of Mortgagor in the event that Mortgagor fails to deliver such instrument within ten (10) days after delivery to Mortgagor of a request therefor. Such power of attorney is coupled with an interest and is irrevocable.

          SECTION 5.12. Waiver of Stay.

               5.12.1 Mortgagor agrees that in the event that Mortgagor or any property or assets of Mortgagor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or Mortgagor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not Mortgagee has commenced foreclosure proceedings under this Mortgage, Mortgagee shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Mortgagee as provided in this Mortgage or in any other document evidencing or securing the Secured Obligations.

               5.12.2 Mortgagee shall have the right to petition or move any court having jurisdiction over any proceeding described in subsection 5.12.1 for the purposes provided therein, and Mortgagor agrees, to the extent permitted by law, (i) not to oppose any such petition or motion and, (ii) at Mortgagor's sole cost and expense, to assist and cooperate with Mortgagee, as may be requested by Mortgagee from time to time, in obtaining any relief requested by Mortgagee, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Mortgagee or any such court.

          SECTION 5.13. No Credit for Payment of Taxes or Impositions. Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable on the Notes, and Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof by reason of the payment of any tax or other impositions on the Mortgaged Property or any part thereof.

          SECTION 5.14. Stamp and Other Taxes. Subject to the provisions of subsection 1.5.5 relating to permitted contests, Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes or fees, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason of this Mortgage or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof Mortgagee may advance the same and the amount so advanced shall be payable by Mortgagor to Mortgagee within ten (10) days after demand therefor, together with interest thereon at the Default Rate.

          SECTION 5.15. Estoppel Certificates. Each party hereto shall, from time to time, upon twenty (20) days' prior written request by the other party, execute, acknowledge and deliver to such other party a certificate signed by an authorized officer or officers stating that this Mortgage and the other Indenture Documents are unmodified and in full force and effect (or, if there have been modifications, that this Mortgage and such other Indenture Documents, as applicable, are in full force and effect as modified and setting forth such modifications) and stating the date to which payments have been made in respect of the Secured Obligations.

          SECTION 5.16. Additional Security. Without notice to or consent of Mortgagor and without impairment of the Lien and rights created by this Mortgage, Mortgagee may accept (but Mortgagor shall not be obligated to furnish) from Mortgagor or from any other Person or Persons, additional security for the Secured Obligations. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting Mortgagee's Lien and rights under this Mortgage.

          SECTION 5.17. Release. The Lien of this Mortgage shall be released from the Mortgaged Property or any portion thereof in accordance with the provisions of the Indenture, including, without limitation, Section 11.3(b) thereof. Mortgagee, on the written request and at the expense of Mortgagor, will execute and deliver such proper instruments of release and satisfaction or assignment as may reasonably be requested to evidence such release or assignment, and any such instrument, when duly executed by Mortgagee and duly recorded by Mortgagor in the places where this Mortgage is recorded, shall conclusively evidence the partial release, release or assignment of this Mortgage.

          SECTION 5.18. Expenses of Collection. In the event this Mortgage or any other instrument evidencing the Secured Obligations is placed in the hands of counsel for collection of any amount payable hereunder or thereunder or for the enforcement of any of the provisions hereof or thereof, Mortgagor agrees to pay all reasonable costs associated therewith incurred by Mortgagee, either with or without the institution of an action, suit or other proceeding, in addition to all costs, disbursements and allowances provided by law, all such costs to be paid upon demand, together with interest thereon at the Default Rate from the date of notice or incurring thereof, and the same shall be deemed to be secured hereby.

          SECTION 5.19. Business Days. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

IN WITNESS WHEREOF, the undersigned has executed the foregoing on the day and year first above written.

Signed and acknowledged                REPUBLIC ENGINEERED PRODUCTS
in the presence of:                    LLC, a Delaware limited liability company


Sign:  /s/ Felicia Renee Durkin        By:  /s/ Michael Psaros
     ----------------------------         --------------------------------------
Print:     Felicia Renee Durkin           Name: Michael Psaros
      ---------------------------         Title: President

Sign:  /s/ Talley Williams
     ----------------------------
Print:     Talley Williams
      ---------------------------

STATE OF NEW YORK

COUNTY OF NEW YORK



         On the 16th of August, 2002, before me the undersigned, a Notary Public in and for said state, personally appeared Michael Psaros, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

                                                         /s/ Stacey Leigh Thomas
                                                         -----------------------

                                   SCHEDULE A

                                LEGAL DESCRIPTION

                                                          Order No. 22430612 ACE

                                   EXHIBIT "A"

Known as and being a part of Republic Technologies International's 416.1109 acre tract recorded in O.R. 880, Page 661, located in the Northwest and Southwest Quarters of Section 1, the Northeast, Southeast and Southwest Quarters of
Section 2; and Southeast Quarter of Section 3; all being located in Township 10 (Canton) Range 8, Stark County, Ohio and a part of the City of Canton; known as and being part of Outlot 270, part of Outlot 402, part of Outlot 408, part of Outlot 409, part of Outlot 410, part of Outlot 993, part of Outlot 996, all of Lots 11085 - 11131 & 11148, partial Lots 11132 - 11136, partial Lots 11149 -
11155, all of Lots 11156 - 11272, partial Lots 11273 and 11274, all of Lots 11275 - 11645 and all vacated streets and alleys in Hurford Brother's Addition recorded in P.B. 3 Page 209, a11 of Lots 29602 - 29666 and 32413 - 32417 in
Alvin Hurford's Addition recorded in P.B. 16 Page 112 and part of vacated Lippert Street (vacated 11-28-08) in Carnahan Addition. Bounded and described as follows:

Beginning for reference at a 2" iron bar found marking the Southwest corner of the Southeast Quarter of Section 2, Canton Township and being on the centerline of 8/th/ St. N.E. 40' R/W and being on the East Corporation line of the City of Canton and being the True Place of Beginning of the tract herein described; thence

1. N 00(degree)36'07" E 20.00 feet along the West line of said Southeast Quarter to a point at the Southwest corner of the Stark County Commissioner's
0.70 acre tract recorded in D.V. 1396 page 348; thence

2. S 89(degree)52'08" E 1521.00 feet along the South line of said 0.70 acre tract and parallel with the South line of said Southeast Quarter to a point at the Southeast corner of said 0.70 acre tract; thence

3. N 00(degree)36'07" E 20.00 feet along the East line of said 0.70 acre tract to a point at the Northeast corner of said 0.70 acre tract and being on the Corporation line; thence

4. N 89(degree)52'108" W 1521.00 feet along the North line of said 0.70 acre tract and parallel with the South line of said Southeast Quarter to a Railroad Spike found at the Northwest corner of said 0.70 acre tract and the Northeast corner of a tract conveyed to the City of Canton for street purposes recorded in D.V. 636 Page 423; thence

5. N 89(degree)46'24" W 2124.03 feet along the North Right-of-Way line of said 8th St. N E 60' RW to a #5 rebar bearing a cap imprinted NGN #5586 found on the East Right-of-Way line of Denver Court N E; thence

6. N 00(degree)36'49" E 267.75 feet to a #5 rebar found at the intersection of said East line of Denver Court and the North Right-of-Way line of Lippert Rd. N.E.; thence

7. N 89(degree)46'24" W 632.00 feet along said North Right-of-Way line of Lippert Rd. parallel to Course #5 to a #5 rebar found on the West Right-of-way line of Belden Avenue N.E.; thence

8. S 00(degree)15'13" E 25.00 feet along said West Right-of-Way line of Belden Avenue to a #5 rebar found being the centerline of a partial vacation of Lippert Rd. As recorded in Vacation Ordinance Record 6 Page 480 dated November 28, 1908; thence

9. N 89(degree)44'47" W 208.00 feet along said vacation centerline to a #5 rebar found; thence

10. N 00(degree)15'13" W 25.00 feet along the lands now or formerly owned by Morrow Control & Supply Inc. (O.R. 609 page 204 and 205) parallel to Course #8 to a #5 rebar found on the Worth Right-of-Way line of said partial vacation; thence

11. S 89(degree)44'47" E 2.94 feet along said Morrow lands parallel to Course #9 to a #5 rebar found; thence

12. N 31(degree)33'19" W 322.25 feet along said Morrow lands to a #5 rebar found; thence

13. S 58(degree)26'5"W 2.50 feet along said Morrow lands to a #5 rebar found; thence

14. N 31(degree)33'01" W 133.78 feet along said Morrow lands to a #5 rebar found on the South Right-of-way line of the lands now or formerly owned by the Consolidated Rail Corporation. (D.V. 586 page 475); thence proceeding on the following 19 courses along said South Railroad Right-of-Way

15.  N 58(degree)06'09" E 1603.35 feet to a #5 rebar found; thence

16.  S 89(degree)05'57" E 25.00 feet to a 45 rebar found; thence

17.  S 00(degree)32'34" W 86.41 feet to a 1" iron bar in concrete found; thence

18.  S 89(degree)39'38" E 25.00 feet to a #5 rebar found; thence

19. N 58(degree)06'09" E 789.06 feet parallel to Course #15 to a3/4" iron bar found; thence

20.  N 45(degree)21'38" E 189.93 feet to a #5 rebar found; thence

21.  N 31(degree)53'51" W 55.81 feet to a #5 rebar found; thence

22. N 58(degree)06'09" E 750.00 feet parallel to Course #15 to a #5 rebar found; thence

23. S 31(degree)53'51" E 11.00 feet parallel to Course #21 to a #5 rebar found; thence

24. N 58(degree)06'09" E 50.00 feet parallel to Course #15 to a #5 rebar found; thence

25. S 31(degree)53'51" E 5.00 feet parallel to Course #21 to a #5 rebar found; thence

26. N 58(degree)06'09" E 315.08 feet parallel to Course #15 to a #5 rebar found; thence

27.  S 81(degree)36'24" E 61.03 feet to a #5 rebar found; thence

28.  N 65(degree)32'10" E 50.34 feet to a #5 rebar found; thence

29.  N 62(degree)18'00" E 45.71 feet to a #5 rebar found; thence

30.  N 66(degree)18'55" E 51.58 feet to a #5 rebar found; thence

31.  N 65(degree)52'36" E 49.02 feet to a #5 rebar found; thence

32.  N 84(degree)08'58" E 335.25 feet to a #5 rebar found; thence

33. N 58(degree)06'09" E 4916.88 feet parallel to Course #15 to a 1 1/2" iron bar marked with an "X" in concrete found marking the West Right-of-Way line of the Wheeling and Lake Erie Railway Company recorded in O.R. 998-464 and passing over (2) 1 1/2" iron bars marked with an "X' in concrete found at 311.43 feet and 3384.15 feet respectively; thence

34. S l7(degree)10'11" W 87.49 feet along said West Right-of-way line to a #5 rebar 30" long bearing a cap imprinted NGN #5586 set (as do all #5 rebars set); thence

35.  N 31(degree)53'51" W 24.48 feet to a #5 rebar set; thence

36.  S 58(degree)06'09" W 387.63 feet to a #5 rebar set; thence

37.  S 49(degree)38'39" W 319.47 feet to a #5 rebar set; thence

38.  S 58(degree)04'54" W 672.24 feet to a #5 rebar set; thence

39.  S 55(degree)21'44" W 96.20 feet to a #5 rebar set; thence

40.  S 50(degree)49'54" W 242.66 feet to a #5 rebar set; thence

41.  S 09(degree)50'17" W 524.99 feet to a #5 rebar set; thence

42.  S 57(degree)57'09" W 460.00 feet to a #5 rebar set; thence

43.  S 31(degree)19'40" E 125.02 feet to a #5 rebar set; thence

44.  S 57(degree)46'08" W 830.06 feet to a #5 rebar set; thence

45.  N 69(degree)58'01" W 297.09 feet to a #5 rebar set; thence

46.  S 60(degree)57'57" W 379.79 feet to a #5 rebar set; thence

47.  S 88(degree)28'15" W 304.57 feet to a #5 rebar set; thence

48. S 02(degree)19'29" W 223.61 feet to a point in the Nimishillen Creek and passing over a #5 rebar set 54.83 from said point in creek; thence

Following the Nimishillen Creek, the following five (5) courses:

49.  S 83(degree)23'40" E 990.11 feet to a point; thence

50.  N 73(degree)42'53" E 343.29 feet to a point; thence

51.  S 72(degree)05'39" E 161.26 feet to a point; thence

52.  S 42(degree)59'33" E 612.13 feet to a point; thence

53.  N 68(degree)17'18" E 222.18 feet to a point; thence

54. S 59(degree)05'23" E 607.96 feet to a point on the West Right of Way line of the Wheeling and Lake Erie Railway line and passing over a #5 rebar set at
92.96 feet and at 592.96 feet; thence

55.  S 07(degree)49'02" W 373.58 feet to a #5 rebar found; thence

56.  S 45(degree)21'58" E 12.50 feet to a #5 rebar found; thence

57. S 07(degree)49'02" W 237.84 feet to a #5 rebar found; thence proceeding along the lands now or formerly owned by Republic Engineered Steels, Inc. as recorded in O.R. 1537 Page 12; the following 10 courses:

58. S 18(degree)25'11" W 270.10 feet to a #5 rebar found at a point of curve to the left; thence along said curve

59. An arc distance of 101.05 feet having a radius of 532.66 feet, a delta of 10(degree)52'10", a degree of curve of 10(degree)45'24", a chord bearing and distance of S 12(degree)59'11" W 100.90 feet, and a tangent of 50.68 feet to a #5 rebar found; thence

60. S 07(degree)33'01" W 50.00 feet to a #5 rebar found at a point of curve to the right; thence along said curve

61. An arc distance of 166.18 feet having a radius of 219.90 feet, a delta of 43(degree)18'00", a degree of curve of 26(degree)03'19", a chord bearing and distance of S 29(degree)12'01", W 162.26 feet, and a tangent of 87.29 feet to a #5 rebar found; thence

62. S 80(degree)59'11" W 1440.88 feet to a #5 rebar bearing a cap imprinted Nichols #7349 found; thence

63.  S 34(degree)59'51" W 362.38 feet to a #5 rebar found; thence

64.  S 00(degree)08'51" W 35.00 feet to a #5 rebar found; thence

65. S 34(degree)59'51" W 72.81 feet to a #5 rebar found; thence 66. N 80(degree)57'42" E 54.18 feet to a #5 rebar found; thence

67. S 34(degree)59'51" W 212.30 feet to a PK nail found on the centerline of Georgetown Rd. (C-112 - 60') Road recorded "B" Page 6 and being on the South line of the Southeast Quarter of Section 2, Canton Township; thence

68. N 89(degree)52'08 W 1801.38 feet along said South Quarter Section line and centerline of Georgetown Rd. and being the centerline of 8th St. N.E. to the True Place of Beginning.

The above described tract contains 335.136 acres of land more or less excepting the following parcel:

EXCEPTING THERE FROM THE FOLLOWING DESCRIBED PREMISES;

Exception #1

Situated in the Township of Canton, County of Stark and State of Ohio and known as being a part of the Northwest Quarter of Section 1, Township 10 (Canton), Range 8, of the Ohio River survey and being more particularly described as being the Stark County Commissioners 0.0146 acre parcel 12AWD-2 recorded in O.R. 1761, page 692. Bounded and described as follows:

Beginning for reference at a Drill Hole found at the NE corner of Outlot 993 recorded in Plat Book 68 Pages 67-68; thence N 58(degree)06'09" E 102.04 feet to a point on the centerline of relocated Trump Ave. recorded in Plat Book 55 Page 6; thence S 53(degree)48'06" E 35.17 feet along said centerline to a point being Sta. 48+04.49 on said relocated Trump Ave. and being the True Place Of Beginning for the parcel herein described; thence

1.   S 57(degree)57'36 W 27.13 feet to a point; thence

2.   N 32(degree)02'24" W 13.00 feet to a point; thence

3.   N 57(degree)57'36" E 49.00 feet to a point; thence

4.   S 32(degree)02'24" E 13.00 feet to a point; thence

5.   S 57(degree)57'36" W 21.87 feet to the True Place of Beginning containing
0.0146 acres of land and is subject to all legal highways and easements of record.

Leaving 335.121 acres of land of which 2.114 acres are in the Northwest quarter of Section 1, 0.854 acres are in the Southeast quarter of Section 2, 187.200 acres are in Outlot 996, 32.489 acres are Outlot 993, 4.850 acres are in Outlot 270, 14.740 acres are in Outlot 402, 1.990 acres are in Outlot 408, 10.184 acres are in Outlot 409, 24.370 acres are in Outlot 410, and 56.345 acres are in city lots, vacated streets and alleys and 0.858 acres are in the R/W of 8th Street N.E. As surveyed by Nichols Field Services, Inc. under the Supervision of Jerry
L. Nichols registered professional surveyor #7349 in July of 2002. Subject to all legal highways and easements of record. The basis of bearing for this document is the South line of Section 2, bearing S 89(degree) 52' 08" E from a Nichols Field Services, Inc. survey for LTV Steel Corporation Canton Hot Rolled Plant dated 6/89 recorded in O.R. 880 Page 661.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PREMISES:

KNOWN AS AND BEING A PART OF REPUBLIC TECHNOLOGIES INTERNATIONAL'S 416.1109 ACRE TRACT RECORDED IN O.R. 880, PAGE 661 BEING LOCATED IN OUTLOT 996 IN THE CITY OF CANTON AND THE SOUTHEAST QUARTER OF

SECTION 2, CANTON TOWNSHIP (T-10), RANGE 8 STARK COUNTY, OHIO. BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING FOR REFERENCE AT A PK NAIL FOUND MARKING THE SOUTHEAST CORNER OF SAID SOUTHEAST QUARTER AND ON THE CENTERLINE OF GEORGETOWN ROAD NE (C-112) 60 FOOT R/W; THENCE N 89 DEG. 52' 08" W 890.60 FEET ALONG SAID CENTERLINE AND THE SOUTH LINE OF SAID SOUTHEAST QUARTER TO A PK NAIL FOUND AT THE SOUTHWEST CORNER OF REPUBLIC TECHNOLOGIES INTERNATIONAL'S 24.484 ACRES TRACT RECORDED IN O.I.R. 99065005 AND BEING THE TRUE PLACE OF BEGINNING FOR THE TRACT HEREIN DESCRIBED; THENCE CONTINUING

N 89 DEG. 52' 08" W 280.38 FEET ALONG SAID CENTERLINE AND SOUTH QUARTER SECTIONAL LINE TO A POINT; THENCE

N 00 DEG. 36' 07" E 40.00 FEET TO A POINT BEING THE NORTHEAST CORNER OF THE STARK COUNTY COMMISSIONER'S 0.70 ACRE TRACT RECORDED IN D.V. 1396, PAGE 348; THENCE

N 89 DEG. 52' 08" W 431.52 FEET ALONG THE NORTH LINE OF SAID 0.70 ACRE TRACT AND PARALLEL WITH SAID CENTERLINE OF A #5 REBAR 30" LONG BEARING A CAP IMPRINTED NGN #5586 SET; THENCE

N 00 DEG. 23' 36" W 1068.10 FEET TO A RAILROAD SPIKE SET ON THE CENTERLINE OF AN EXISTING ENTRANCE ROAD INTO THE MELT SHOP OFFICES; THENCE

N 83 DEG. 17' 19" E 322.35 FEET ALONG THE CENTERLINE OF SAID ENTRANCE ROAD TO A RAILROAD SPIKE SET; THENCE

N 01 DEG. 57' 02" E 92.97 FEET ALONG THE CENTERLINE OF AND EXISTING NORTH-SOUTH ROAD ON THE WEST SIDE OF THE MELT SHOP TO A RAILROAD SPIKE SET; THENCE

S 89 DEG. 54' 48" E 158.15 FEET BEING PARALLEL AND 5 FEET NORTH OF THE MELT SHOP OFFICE BUILDING'S NORTH WALL TO A POINT ON THE WEST WALL OF #3 MELT SHOP; THENCE

S 00 DEG. 04' 40" W 165.17 FEET PARALLEL WITH SAID WEST WALL OF #3 MELT SHOP TO THE SOUTHWEST CORNER OF #3 MELT SHOP AND THE NORTHWEST CORNER OF #4 MELT SHOP; THENCE

S 89 DEG. 51' 10" E 174.07 FEET ALONG THE SOUTH END OF #3 MELT SHOP AND THE NORTH END OF #4 MELT SHOP TO THE SOUTHEAST CORNER OF #3 MELT SHOP AND ON THE WEST COLUMN ROW OF #4 MELT SHOP'S TEAMING AISLE; THENCE

N 00 DEG. 04' 41" E 213.74 FEET ALONG SAID WEST COLUMN ROW AND THE EAST SIDE OF #3 MELT SHOP TO A POINT; THENCE

S 89 DEG. 55' 19" E 159.18 FEET PARALLEL AND OFFSET 50 FEET NORTH OF THE NORTH WALL OF SAID #4 MELT SHOP TEAMING AISLE TO A RAILROAD SPIKE SET IN AN EXISTING NORTH-SOUTH ROAD ON THE EAST SIDE OF MELT SHOP; THENCE

S 25 DEG. 02' 02" E 136.64 FEET PARALLEL AND OFFSET 8.00 FEET EAST OF AN EXISTING RAILROAD TRACK'S EAST RAIL TO A POINT IN SAID EXISTING NORTH-SOUTH ROAD TO A RAILROAD SPIKE SET; THENCE

S 89 DEG. 52' 08" E 421.00 FEET PARALLEL WITH SAID CENTERLINE AND SOUTH QUARTER SECTION LINE TO A POINT; THENCE

S 00 DEG. 02' 40" W 516.32 FEET PARALLEL WITH THE EAST LINE OF SAID SOUTHEAST QUARTER TO A POINT; THENCE

N 80 DEG. 59' 11" E 223.36 FEET PARALLEL WITH THE NORTH LINE OF SAID REPUBLIC TECHNOLOGIES INTERNATIONAL'S SAID 24.484 ACRE TRACT TO A POINT; THENCE

S 09 DEG. 00' 490" E 49.15 FEET PERPENDICULAR WITH SAID 24.484 ACRE TRACT'S NORTH LINE TO A POINT SET ON SAID NORTH LINE; THENCE FOLLOWING THE NORTH AND WEST LINES OF SAID 24.495 ACRE TRACT, THE NEXT SIX (6) COURSES:

S 80 DEG. 59' 11" W 488.51 FEET TO A #5 REBAR WITH A CAP IMPRINTED NICHOLS #7349 FOUND; THENCE

S 34 DEG. 59' 51" W 362.38 FEET TO A NICHOLS #7349 BAR FOUND; THENCE

S 00 DEG. 08' 51" W 35.00 FEET TO A NICHOLS #7349 BAR FOUND; THENCE

S 34 DEG. 59' 51" W 72.81 FEET TO A NICHOLS #7349 BAR FOUND; THENCE

N 80 DEG. 57' 42" E 54.18 FEET TO A NICHOLS #7349 BAR FOUND; THENCE

S 34 DEG. 59' 51" W 212.30 FEET TO THE TRUE PLACE OF BEGINNING AND PASSING OVER A NICHOLS #7349 BAR FOUND 36.56 FEET FROM SAID CENTERLINE.

THE ABOVE DESCRIBED TRACT CONTAINS 28.889 ACRES OF WHICH 28.734 ACRES ARE IN OUTLOT 996, 0.155 ACRES ARE IN THE R/W OF GEORGETOWN ROAD NE (C-112) 60 FOOT R/W AND ALSO BEING THE SOUTHEAST QUARTER OF SECTION 2 AS SURVEYED BY NICHOLS FIELD SERVICES, INC. UNDER SUPERVISION OF JERRY L. NICHOLS, REGISTERED PROFESSIONAL SURVEYOR #7349 IN JULY OF 2002 AND IS SUBJECT TO ALL LEGAL HIGHWAYS AND EASEMENTS OF RECORD. THE BASIS OF BEARING FOR THIS DOCUMENT IS THE SOUTH LINE OF
SECTION 2, BEARING S 89 DEG. 52' 08" E FROM A NICHOLS FIELD SERVICES, INC. SURVEY FOR LTV STEEL CORPORATION, CANTON HOT ROLLED-PLANT, DATED JUNE OF 1989.

                                   SCHEDULE B

                                   PRIOR LIENS

All those matters disclosed on Schedule B to Chicago Title Insurance Company Policy No. 22430612 issued August 16, 2002 to LaSalle Bank National Association.

                                 Schedule 1.15.1

                            Environmental Compliance

     Items disclosed on Schedule 1.15.2 are incorporated herein by reference

                                 Schedule 1.15.2

                            Environmental Compliance

Canton Hot Rolled Bar Plant

     2. Republic Technologies International LLC, the seller under thess. 363 Asset Purchase Agreement, was subject to an Administrative Order on Consent dated June 16, 1999, with respect to the Canton Hot Rolled Bar Plant, issued by U.S. EPA pursuant to Section 3008(h) of the Resource Conservation and Recovery Act ("Canton EPA Corrective Action Order"). U.S. EPA issued a Preliminary Review/Visual Site Inspection Report ("PR/VSI") identifying solid waste management units and areas of concern. Numerous documents have been submitted to U.S. EPA containing information on the presence or potential presence of Hazardous Substances on the real property, including the Description of Current Conditions ("DOCC") and results of groundwater sampling. The Canton EPA Corrective Order PR/VSI, DOCC and groundwater sampling reports are all incorporated herein by reference.

     3. The Title V permit for the Canton Hot Rolled Bar Plant was issued effective April 24, 2002; requirements under the new permit are under review, including but not limited to control of fugitive dust emissions and steel production limitations at the electric arc furnaces ("EAFs"). The EAFs and certain fugitive dust emission sources (roadways and parking lots) are Purchased Assets under thess. 363 Asset Purchase Agreement. On May 24, 2002, Republic Technologies International LLC timely filed a Notice of Appeal of the final Canton Title V permit to the Environmental Review Appeals Commission. The need for a permit modification with respect to the steel production limitation at the #7 EAF is currently under evaluation in light of the periodic deviations from this permit limitation.